UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2013

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2013, U.S. Auto Parts Network, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”) pursuant to which the Company engaged Roth to act as its exclusive placement agent in connection with the issuance and sale of 2,050,000 shares of its Common Stock, $0.001 par value per share (the “Shares”), at a purchase price per Share of $1.09 for aggregate proceeds to the Company of approximately $2.2 million. Pursuant to the terms of the Placement Agency Agreement, Roth has no obligation to buy any of the Shares or to arrange for the purchase or sale of any specific number or dollar amount of Shares. The Company has agreed to pay Roth for its services as placement agent an aggregate fee equal to 6.75% of the gross proceeds received by the Company from the sale of the Shares, plus reimburse Roth for certain fees and expenses. The sale of the Shares is being made pursuant to a Common Stock Purchase Agreement dated March 27, 2013 by and between the Company and William Blair & Company, LLC (the “Purchase Agreement”). The closing of the offering is expected to take place on April 3, 2013, subject to the satisfaction of customary closing conditions. The Company will use the net proceeds from the sale of the Shares to reduce its revolving borrowings (without any permanent reduction in the related loan commitments) under the Credit Agreement previously entered into by the Company, certain of its wholly-owned domestic subsidiaries and JPMorgan Chase Bank, N.A. on April 26, 2012.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering described above is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission (the “SEC”) which became effective on August 10, 2011 (File No. 333-173856). A prospectus supplement relating to the offering will be filed with the SEC. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1.

On March 28, 2013, the Company also issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1.

The foregoing descriptions of the Placement Agency Agreement and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement and the Purchase Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with investors fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. Risk factors related to the Company, its business and the offering are discussed under “Risk Factors” and elsewhere in the Company’s prospectus supplement filed with the SEC with respect to the offering described above, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and other filings with the SEC. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP

10.1	Placement Agency Agreement dated March 27, 2013 by and between U.S. Auto Parts Network, Inc. and Roth Capital Partners, LLC

10.2	Common Stock Purchase Agreement dated March 27, 2013 by and among U.S. Auto Parts Network, Inc. and the investors listed therein

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: March 28, 2013	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Cooley LLP

10.1	Placement Agency Agreement dated March 27, 2013 by and between U.S. Auto Parts Network, Inc. and Roth Capital Partners, LLC

10.2	Common Stock Purchase Agreement dated March 27, 2013 by and among U.S. Auto Parts Network, Inc. and the investors listed therein

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated March 28, 2013